Exhibit 99.1

Antero Resources Announces Fourth Quarter 2022 Results, Year End Reserves and 2023 Capital Budget and Guidance

Denver, Colorado, February 15, 2023—Antero Resources Corporation (NYSE: AR) (“Antero Resources,” “Antero,” or the “Company”) today announced its fourth quarter 2022 financial and operating results, year end 2022 estimated proved reserves and 2023 capital budget and guidance. The relevant consolidated financial statements are included in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2022.

Fourth Quarter 2022 Highlights:

•	Net production averaged 3.2 Bcfe/d, including 182 MBbl/d of liquids
•	Realized pre-hedge natural gas price of $6.27 per Mcf
•	Net income was $730 million, Adjusted Net Income was $328 million (Non-GAAP)
•	Adjusted EBITDAX was $565 million (Non-GAAP); net cash provided by operating activities was $475 million
•	Free Cash Flow was $272 million (Non-GAAP), before Changes in Working Capital
•	Purchased $199 million of shares

Full Year 2022 Highlights:

•	Reduced total debt by $942 million and purchased $940 million of shares
•	Total long-term debt at year end was $1.18 billion
•	Net Debt to trailing last twelve month Adjusted EBITDAX was 0.4x (Non-GAAP)
•	Estimated proved reserves increased to 17.8 Tcfe at year end 2022 and proved developed reserves were 13.4 Tcfe (75% proved developed), a 5% increase from the prior year
•	Estimated future development cost for 4.4 Tcfe of proved undeveloped reserves is $0.43 per Mcfe

2023 Capital Budget and Guidance Highlights:

•	Net production is expected to average 3.25 to 3.3 Bcfe/d, including 184 to 195 MBbl/d of liquids (NGLs and oil)
•	Drilling and Completion capital budget is $875 to $925 million
•	Targeting return of capital to shareholders of 50% of Free Cash Flow

Paul Rady, Chairman, CEO and President of Antero Resources commented, “2022 was a transformative year for Antero. We reduced debt by approximately $1 billion, bringing our total debt reduction since 2019 to over $2.5 billion. We also executed our return of capital program by purchasing over 25 million shares. Antero’s differentiated strategy of liquids-rich development and utilization of firm transportation to sell our gas along the LNG corridor is expected to drive continued premium price realizations in the quarters ahead. As we enter 2023, this financial and operational momentum puts Antero in its strongest position in the Company’s history.”

Michael Kennedy, CFO of Antero Resources said, “In 2023, we plan to continue to focus on reducing debt and returning capital to our shareholders. Our aggressive focus on debt reduction will allow us to maintain low leverage throughout various commodity cycles, while still returning Free Cash Flow to our shareholders. In 2023, we anticipate a return of capital program of approximately 50% of our Free Cash Flow.”

For a discussion of the non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDAX, Free Cash Flow and Net Debt please see “Non-GAAP Financial Measures.”

2022 Debt Reduction and Return of Capital Program

Year Ended December 31, 2022
Total shares purchased (MM shares) (1)	25.2

Shares purchased ($MM)	$940
Absolute debt reduction ($MM)	$942
Total debt reduction and return of capital ($MM)	$1,882

(1)	The total number of shares purchased includes 2.1 million shares of Antero common stock related to satisfying tax withholding obligations incurred upon the vesting of restricted stock units and performance share units held by our employees.

Free Cash Flow

During the fourth quarter, Antero generated $272 million of Free Cash Flow before Changes in Working Capital. Free Cash Flow after Changes in Working Capital was $188 million. In 2022, Antero generated $2.0 billion in Free Cash Flow before Changes in Working Capital and $1.9 billion in Free Cash Flow after Changes in Working Capital.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
Net cash provided by operating activities	$475,164	475,285	1,660,116	3,051,342
Less: Net cash used in investing activities	(205,329)	(225,249)	(710,784)	(943,612)
Less: Proceeds from sale of assets, net	—	(1,600)	(3,192)	(2,747)
Less: Distributions to non-controlling interests in Martica	(32,641)	(60,022)	(97,424)	(173,537)
Free Cash Flow	$237,194	188,414	848,716	1,931,446
Changes in Working Capital (1)	(64,634)	83,156	(151,722)	24,773
Free Cash Flow before Changes in Working Capital	$172,560	271,570	696,994	1,956,219

(1)	Working capital adjustments for the three months and year ended December 31, 2021 include $61.1 million and $114.7 million, respectively, in net increases in current assets and liabilities and $3.5 million and $37.0 million, respectively, in increases in accounts payable and accrued liabilities for additions to property and equipment. Working capital adjustments for the three months and year ended December 31, 2022 include $97.6 million and $62.8 million, respectively, in net decreases in current assets and liabilities and $14.4 million and $38.0 million, respectively, in increases in accounts payable and accrued liabilities for additions to property and equipment. See the cash flow statement in this release for details.

2023 Capital Budget and Guidance

Antero’s 2023 drilling and completion capital budget is $875 to $925 million. The budget reflects approximately 10% year over year service cost inflation. Net production is expected to average between 3.25 and 3.3 Bcfe/d during 2023.

Land capital guidance is $150 million as Antero continues to focus on its organic leasing program that extends the Company’s premium drilling locations in the Marcellus liquids-rich fairway. Antero expects approximately 50% of the 2023 land budget to be utilized in the first quarter of 2023. In 2022, Antero added approximately 80 drilling locations in the core of the Appalachia liquids area at an average cost of under $1 million per location, more than offsetting Antero’s maintenance capital plan that assumes an average of 60 to 65 net wells per year. Within the 2023 land budget, approximately $50 million is required for maintenance capital purposes, and approximately $100 million is targeted for incremental drilling locations and for mineral acquisitions to increase its net revenue interest in future drilling locations. The Company believes this organic leasing program is the most cost efficient approach to lengthening its core inventory position.

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The following is a summary of Antero Resources’ 2023 capital budget.

Capital Budget ($ in Millions)	Low	High
Drilling & Completion	$875	$925
Land	$150	$150
Total E&P Capital	$1,025	$1,075

# of Wells	Net Wells	Average Lateral Length (Feet)
Drilled Wells	65 to 70	14,500
Completed Wells	60 to 65	13,500

Note: Number of completed wells including the drilling partnership total 75 to 80 gross wells.

The following is a summary of Antero Resources’ 2023 production, pricing and cash expense guidance:

Production Guidance	Low	High
Net Daily Natural Gas Equivalent Production (Bcfe/d)	3.25	3.3
Net Daily Natural Gas Production (Bcf/d)	2.1	2.15
Total Net Daily Liquids Production (MBbl/d):	184	195
Net Daily C3+ NGL Production (MBbl/d)	105	110
Net Daily Ethane Production (MBbl/d)	70	75
Net Daily Oil Production (MBbl/d)	9	10

Realized Pricing Guidance (Before Hedges)	Low	High
Natural Gas Realized Price Premium vs. NYMEX Henry Hub ($/Mcf)	$0.10	$0.20
C3+ NGL Realized Price Differential vs. Mont Belvieu ($/Bbl)	$(1.00)	$1.00
Ethane Realized Price Differential vs. Mont Belvieu ($/Bbl)	$(1.00)	$1.00
Oil Realized Price Differential vs. WTI Oil ($/Bbl)	$(10.00)	$(14.00)

Cash Expense Guidance	Low	High
Cash Production Expense ($/Mcfe)(1)	$2.40	$2.50
Marketing Expense, Net of Marketing Revenue ($/Mcfe)	$0.07	$0.09
G&A Expense ($/Mcfe)(2)	$0.12	$0.14

(1)	Includes lease operating expenses and gathering, compression, processing and transportation expenses (“GP&T”) and production and ad valorem taxes.
(2)	Excludes equity-based compensation.

Early Hedge Settlement

In the first quarter of 2023, Antero executed an early settlement of its 2024 natural gas swaptions for approximately $200 million. Antero believes that the lower natural gas strip may result in reduced industry activity providing support to natural gas prices ahead of the expected increase in LNG export demand beginning in 2024.

Firm Transportation Buyout

In the first quarter of 2023, Antero terminated a firm transportation commitment related to an unutilized pipeline to local Appalachian markets for $24 million. The termination of this contract was at a discounted value to commitments through 2025 and reduces net marketing expense by $13 million annually.

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Fourth Quarter 2022 Financial Results

Net daily natural gas equivalent production in the fourth quarter averaged 3.2 Bcfe/d, including 182 MBbl/d of liquids. Weather-related downtime in December and lower recovered ethane volumes negatively impacted volumes during the quarter by approximately 60 MMcfe/d.

Antero’s average realized natural gas price before hedging was $6.27 per Mcf, representing a 6% increase compared to the prior year period. Antero realized a $0.01 per Mcf premium to the average first-of-month (“FOM”) NYMEX Henry Hub price. The Company’s realized natural gas price was negatively impacted by scheduled maintenance at the Cove Point LNG facility during the month of October that required volumes to be sold at reduced in-basin prices. In addition, Antero typically sells approximately 75% of its natural gas at first-of-month pricing and the remaining 25% at gas daily pricing. Gas daily prices averaged approximately 10% below FOM prices during the fourth quarter, including 15% below during the month of December.

The following table details average net production and average realized prices for the three months ended December 31, 2022:

	Three Months Ended December 31, 2022
					Combined
					Natural
	Natural Gas	Oil	C3+ NGLs	Ethane	Gas Equivalent
	(MMcf/d)	(Bbl/d)	(Bbl/d)	(Bbl/d)	(MMcfe/d)
Average Net Production	2,133	8,589	110,548	62,801	3,224

					Combined
					Natural
	Natural Gas	Oil	C3+ NGLs	Ethane	Gas Equivalent
Average Realized Prices	($/Mcf)	($/Bbl)	($/Bbl)	($/Bbl)	($/Mcfe)
Average realized prices before settled derivatives	$6.27	$71.08	$39.88	$18.96	$6.07
NYMEX average price	$6.26	$82.65			$6.26
Premium / (Discount) to NYMEX	$0.01	$(11.57)			$(0.19)

Settled commodity derivatives (1)	$(2.16)	$(0.48)	$(0.20)	$—	$(1.44)
Average realized prices after settled derivatives	$4.11	$70.60	$39.68	$18.96	$4.63
Premium / (Discount) to NYMEX	$(2.15)	$(12.05)			$(1.63)

(1)	These commodity derivative instruments include contracts attributable to Martica Holdings LLC (“Martica”), Antero’s consolidated variable interest entity. All gains or losses from Martica’s derivative instruments are fully attributable to the noncontrolling interests in Martica, which includes portions of the natural gas and all oil and C3+ NGL derivative instruments during the three months ended December 31, 2022.

Antero’s average realized C3+ NGL price was $39.88 per barrel. Antero shipped 30% of its total C3+ NGL net production on Mariner East 2 for export and realized a $0.07 per gallon premium to Mont Belvieu pricing on these volumes at Marcus Hook, PA. Antero sold the remaining 70% of C3+ NGL net production at a $0.02 per gallon discount to Mont Belvieu pricing at Hopedale, OH. The resulting blended price on 111 MBbl/d of net C3+ NGL production was a $0.01 per gallon premium to Mont Belvieu pricing.

	Three Months Ended December 31, 2022
	Pricing Point	Net C3+ NGL Production (Bbl/d)	% by Destination	Premium (Discount) To Mont Belvieu ($/Gal)
Propane / Butane exported on ME2	Marcus Hook, PA	33,360	30%	$0.07
Remaining C3+ NGL volume	Hopedale, OH	77,188	70%	$(0.02)
Total C3+ NGLs/Blended Premium		110,548	100%	$0.01

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All-in cash expense, which includes lease operating, gathering, compression, processing, and transportation, production and ad valorem taxes was $2.47 per Mcfe in the fourth quarter, a 1% increase compared to $2.45 per Mcfe average during the fourth quarter of 2021. The increase was due primarily to higher natural gas, fuel costs, and inflation that impacted gathering, processing and transportation costs during the quarter. Net marketing expense was $0.12 per Mcfe in the fourth quarter, an increase from $0.09 per Mcfe during the fourth quarter of 2021. The increase in net marketing expense was due to higher unutilized firm transportation costs related to the maintenance at the Cove Point LNG terminal during the month of October.

Fourth Quarter 2022 Operating Update

Antero placed 18 horizontal Marcellus wells to sales during the fourth quarter with an average lateral length of 14,200 feet. Twelve of these wells have been on line for at least 60 days and the average 60-day rate per well was 26 MMcfe/d with approximately 1,200 Bbl/d of liquids per well assuming 25% ethane recovery. The remaining 6 wells were completed in late December.

Fourth Quarter 2022 Capital Investment

Antero’s accrued drilling and completion capital expenditures for the three months ended December 31, 2022, were $203 million. In addition to capital invested in drilling and completion activities, the Company invested $32 million in land during the fourth quarter.

Year End Proved Reserves

At December 31, 2022, Antero’s estimated proved reserves were 17.8 Tcfe, in line with the prior year. Estimated proved reserves were comprised of 58% natural gas, 41% NGLs and 1% oil.

Estimated proved developed reserves were 13.4 Tcfe, a 5% increase over the prior year. The percentage of estimated proved reserves classified as proved developed increased to 75% at year end 2022, compared to 72% at year end 2021. At year end 2022, Antero’s five year development plan included 265 PUD locations. Antero's proved undeveloped locations have an average estimated BTU of 1264, with an average lateral length just over 14,000 feet.

Antero's 4.4 Tcfe of estimated proved undeveloped reserves will require an estimated $1.9 billion of future development capital over the next five years, resulting in an estimated average future development cost for proved undeveloped reserves of $0.43 per Mcfe.

The following table presents a summary of changes in estimated proved reserves (in Tcfe).

Proved reserves, December 31, 2021 (1)	17.7
Extensions, discoveries, and other additions	0.6
Revisions	0.7
Production	(1.2)
Proved reserves, December 31, 2022 (1)	17.8

(1)	Proved reserves are reported consolidated with Martica Holdings, LLC. Martica Holdings, LLC had 167 Bcfe and 92 Bcfe of proved reserves as of December 31, 2021 and 2022, respectively.

Commodity Derivative Positions

Antero did not enter into any new natural gas, NGL or oil hedges during the fourth quarter of 2022.

Please see Antero’s Annual Report on Form 10-K for the year ended December 31, 2022, for more information on all commodity derivative positions. For detail on current commodity positions, please see the Hedge Profile presentations at www.anteroresources.com.

Conference Call

A conference call is scheduled on Thursday, February 16, 2023 at 9:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9079 (U.S.), or 201-493-6746 (International) and reference “Antero Resources.” A telephone replay of the call will be available until Thursday, February 23, 2023 at 9:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 137344438. To access the live webcast and view the related earnings conference call presentation, visit Antero's website at www.anteroresources.com. The webcast will be archived for replay until Thursday, February 23, 2023 at 9:00 am MT.

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Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteroresources.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures

Adjusted Net Income

Adjusted Net Income as set forth in this release represents net income, adjusted for certain items. Antero believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income. The following table reconciles net income to Adjusted Net Income (in thousands):

	Three Months Ended December 31,
	2021	2022
Net income and comprehensive income attributable to Antero Resources Corporation	$901,385	730,296
Net income and comprehensive income attributable to noncontrolling interests	56,636	63,832
Unrealized commodity derivative (gains)	(1,025,870)	(618,134)
Amortization of deferred revenue, VPP	(11,403)	(9,478)
Loss (gain) on sale of assets	595	(1,600)
Impairment of property and equipment	20,905	69,982
Equity-based compensation	5,248	12,221
Loss on early extinguishment of debt	10,355	652
Equity in earnings of unconsolidated affiliate	(19,464)	(17,464)
Contract termination	—	5,000
Tax effect of reconciling items (1)	244,471	120,101
	182,858	355,408
Martica adjustments (2)	(25,509)	(27,063)
Adjusted Net Income	$157,349	328,345

Diluted Weighted Average Shares Outstanding	340,106	316,356

(1)	Deferred taxes were approximately 24% and 21% for 2021 and 2022, respectively.

(2)	Adjustments reflect noncontrolling interest in Martica not otherwise adjusted in amounts above.

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Net Debt

Net Debt is calculated as total long-term debt less cash and cash equivalents. Management uses Net Debt to evaluate the Company’s financial position, including its ability to service its debt obligations.

The following table reconciles consolidated total long-term debt to Net Debt as used in this release (in thousands):

	December 31,
	2021	2022
Credit Facility	$—	34,800
5.000% senior notes due 2025	584,635	—
8.375% senior notes due 2026	325,000	96,870
7.625% senior notes due 2029	584,000	407,115
5.375% senior notes due 2030	600,000	600,000
4.250% convertible senior notes due 2026	81,570	56,932
Unamortized discount, net	(27,772)	—
Unamortized debt issuance costs	(21,989)	(12,241)
Total long-term debt	$2,125,444	1,183,476
Less: Cash and cash equivalents	—	—
Net Debt	$2,125,444	1,183,476

Free Cash Flow

Free Cash Flow is a measure of financial performance not calculated under GAAP and should not be considered in isolation or as a substitute for cash flow from operating, investing, or financing activities, as an indicator of cash flow or as a measure of liquidity. The Company defines Free Cash Flow as net cash provided by operating activities, less net cash used in investing activities, which includes drilling and completion capital and leasehold capital, less proceeds from asset sales and less distributions to non-controlling interests in Martica.

The Company has not provided projected net cash provided by operating activities or a reconciliation of Free Cash Flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts.

Free Cash Flow is a useful indicator of the Company’s ability to internally fund its activities, service or incur additional debt and estimate return of capital. There are significant limitations to using Free Cash Flow as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income, the lack of comparability of results of operations of different companies and the different methods of calculating Free Cash Flow reported by different companies. Free Cash Flow does not represent funds available for discretionary use because those funds may be required for debt service, land acquisitions and lease renewals, other capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations.

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Adjusted EBITDAX

Adjusted EBITDAX is a non-GAAP financial measure that we define as net income (loss), adjusted for certain items detailed below.

Adjusted EBITDAX as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for operating income or loss, net income or loss, cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDAX provides no information regarding our capital structure, borrowings, interest costs, capital expenditures, working capital movement, or tax position. Adjusted EBITDAX does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations. However, our management team believes Adjusted EBITDAX is useful to an investor in evaluating our financial performance because this measure:

•	is widely used by investors in the oil and natural gas industry to measure operating performance without regard to items excluded from the calculation of such term, which may vary substantially from company to company depending upon accounting methods and the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital and legal structure from our operating structure;
•	is used by our management team for various purposes, including as a measure of our operating performance, in presentations to our Board of Directors, and as a basis for strategic planning and forecasting: and
•	is used by our Board of Directors as a performance measure in determining executive compensation.

There are significant limitations to using Adjusted EBITDAX as a measure of performance, including the inability to analyze the effects of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies, and the different methods of calculating Adjusted EBITDAX reported by different companies.

The GAAP measures most directly comparable to Adjusted EBITDAX are net income (loss) and net cash provided by operating activities. The following table represents a reconciliation of Antero’s net income (loss), including noncontrolling interest, to Adjusted EBITDAX and a reconciliation of Antero’s Adjusted EBITDAX to net cash provided by operating activities per our consolidated statements of cash flows, in each case, for the three months and years ended December 31, 2021 and 2022. Adjusted EBITDAX also excludes the noncontrolling interests in Martica, and these adjustments are disclosed in the table below as Martica related adjustments.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
Reconciliation of net income (loss) to Adjusted EBITDAX:
Net income (loss) and comprehensive income (loss) attributable to Antero Resources Corporation	$901,385	730,296	(186,899)	1,898,771
Net income and comprehensive income attributable to noncontrolling interests	56,636	63,832	32,790	127,201
Unrealized commodity derivative (gains) losses	(1,025,870)	(618,134)	748,540	(295,229)
Payments for derivative monetizations	—	—	4,569	—
Amortization of deferred revenue, VPP	(11,403)	(9,478)	(45,236)	(37,603)
Loss (gain) on sale of assets	595	(1,600)	(2,232)	471
Interest expense, net	43,748	25,120	181,868	125,372
Loss on early extinguishment of debt	10,355	652	93,191	46,027
Loss on convertible note inducement and equitizations	—	—	50,777	169
Income tax expense (benefit)	263,491	140,390	(74,077)	448,692
Depletion, depreciation, amortization and accretion	178,716	169,959	745,829	685,227
Impairment of property and equipment	20,905	69,982	90,523	149,731
Exploration expense	474	628	6,566	3,651
Equity-based compensation expense	5,248	12,221	20,437	35,443
Equity in earnings of unconsolidated affiliate	(19,464)	(17,464)	(77,085)	(72,327)
Dividends from unconsolidated affiliate	31,284	31,284	136,609	125,138
Contract termination, transaction expense and other	193	5,031	7,600	25,288
	456,293	602,719	1,733,770	3,266,022
Martica related adjustments (1)	(36,032)	(38,012)	(116,468)	(163,081)
Adjusted EBITDAX	$420,261	564,707	1,617,302	3,102,941

Reconciliation of our Adjusted EBITDAX to net cash provided by operating activities:
Adjusted EBITDAX	$420,261	564,707	1,617,302	3,102,941
Martica related adjustments (1)	36,032	38,012	116,468	163,081
Interest expense, net	(43,748)	(25,120)	(181,868)	(125,372)
Amortization of debt issuance costs, debt discount, debt premium and other	2,370	878	12,492	4,336
Exploration expense	(474)	(628)	(6,566)	(3,651)
Changes in current assets and liabilities	61,132	(97,558)	114,673	(62,808)
Contract termination, transaction expense and other	(193)	(5,031)	(7,600)	(25,288)
Payments for derivative monetizations	—	—	(4,569)	—
Other items	(216)	25	(216)	(1,897)
Net cash provided by operating activities	$475,164	475,285	1,660,116	3,051,342

(1)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above.

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Drilling and Completion Capital Expenditures

For a reconciliation between cash paid for drilling and completion capital expenditures and drilling and completion accrued capital expenditures during the period, please see the capital expenditures section below (in thousands):

	Three Months Ended December 31,
	2021	2022
Drilling and completion costs (cash basis)	$153,276	191,556
Change in accrued capital costs	(1,639)	11,058
Adjusted drilling and completion costs (accrual basis)	$151,637	202,614

Notwithstanding their use for comparative purposes, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures employed by other companies.

Antero Resources is an independent natural gas and natural gas liquids company engaged in the acquisition, development and production of unconventional properties located in the Appalachian Basin in West Virginia and Ohio. In conjunction with its affiliate, Antero Midstream (NYSE: AM), Antero is one of the most integrated natural gas producers in the U.S. The Company’s website is located at www.anteroresources.com.

This release includes "forward-looking statements." Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding our return of capital, expected results, future commodity prices, future production targets, realizing potential future fee rebates or reductions, including those related to certain levels of production, future earnings, leverage targets and debt repayment, future capital spending plans, improved and/or increasing capital efficiency, estimated realized natural gas, NGL and oil prices, expected drilling and development plans, projected well costs and cost savings initiatives, future financial position, the participation level of our drilling partner and the financial and production results to be achieved as a result of that drilling partnership, the other key assumptions underlying our projections, and future marketing opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain disruption, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, impacts of geopolitical world health events, including the COVID-19 pandemic, cybersecurity risks, our ability to achieve our greenhouse gas reduction targets and the costs associated therewith, the state of markets for and availability of verified quality carbon offsets and the other risks described under the heading "Item 1A. Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2022.

For more information, contact Daniel Katzenberg, Director - Finance and Investor Relations of Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.

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ANTERO RESOURCES CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,
	2021	2022
Assets
Current assets:
Accounts receivable	$78,998	35,488
Accrued revenue	591,442	707,685
Derivative instruments	757	1,900
Prepaid expenses and other current assets	14,922	42,452
Total current assets	686,119	787,525
Property and equipment:
Oil and gas properties, at cost (successful efforts method):
Unproved properties	1,042,118	997,715
Proved properties	12,646,303	13,234,777
Gathering systems and facilities	5,802	5,802
Other property and equipment	116,522	83,909
	13,810,745	14,322,203
Less accumulated depletion, depreciation and amortization	(4,283,700)	(4,683,399)
Property and equipment, net	9,527,045	9,638,804
Operating leases right-of-use assets	3,419,912	3,444,331
Derivative instruments	14,369	9,844
Investment in unconsolidated affiliate	232,399	220,429
Other assets	16,684	17,106
Total assets	$13,896,528	14,118,039
Liabilities and Equity
Current liabilities:
Accounts payable	$24,819	77,543
Accounts payable, related parties	76,240	80,708
Accrued liabilities	457,244	461,788
Revenue distributions payable	444,873	468,210
Derivative instruments	559,851	97,765
Short-term lease liabilities	456,347	556,636
Deferred revenue, VPP	37,603	30,552
Other current liabilities	11,140	1,707
Total current liabilities	2,068,117	1,774,909
Long-term liabilities:
Long-term debt	2,125,444	1,183,476
Deferred income tax liability, net	318,126	759,861
Derivative instruments	181,806	345,280
Long-term lease liabilities	2,964,115	2,889,854
Deferred revenue, VPP	118,366	87,813
Other liabilities	54,462	59,692
Total liabilities	7,830,436	7,100,885
Commitments and contingencies
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value; authorized - 50,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized - 1,000,000 shares; 313,930 shares issued and outstanding as of December 31, 2021, and 297,393 shares issued and 297,359 shares outstanding as of December 31, 2022	3,139	2,974
Additional paid-in capital	6,371,398	5,838,848
Retained earnings (accumulated deficit)	(617,377)	913,896
Treasury stock, at cost; zero shares and 34 shares as of December 31, 2021 and 2022, respectively	—	(1,160)
Total stockholders' equity	5,757,160	6,754,558
Noncontrolling interests	308,932	262,596
Total equity	6,066,092	7,017,154
Total liabilities and equity	$13,896,528	14,118,039

10

ANTERO RESOURCES CORPORATION

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2022	2021	2022
Revenue and other:
Natural gas sales	$1,210,470	1,229,594	3,442,028	5,520,419
Natural gas liquids sales	644,472	515,148	2,147,499	2,498,657
Oil sales	47,906	56,169	201,232	275,673
Commodity derivative fair value gains (losses)	323,553	191,729	(1,936,509)	(1,615,836)
Marketing	155,993	81,585	718,921	416,758
Amortization of deferred revenue, VPP	11,403	9,478	45,236	37,603
Other income	474	1,584	1,025	5,162
Total revenue	2,394,271	2,085,287	4,619,432	7,138,436
Operating expenses:
Lease operating	25,238	29,109	96,793	99,595
Gathering, compression, processing and transportation	624,510	642,502	2,499,174	2,605,380
Production and ad valorem taxes	67,300	59,758	197,910	287,406
Marketing	183,876	115,733	811,698	531,304
Exploration	474	2,142	6,566	7,409
General and administrative (including equity-based compensation expense)	36,313	49,876	145,006	172,909
Impairment of property and equipment	20,905	69,982	90,523	149,731
Depletion, depreciation and amortization	177,843	169,210	742,009	680,600
Accretion of asset retirement obligations	873	749	3,820	4,627
Contract termination	—	5,000	4,305	25,099
Loss (gain) on sale of assets	595	(1,600)	(2,232)	471
Total operating expenses	1,137,927	1,142,461	4,595,572	4,564,531
Operating income	1,256,344	942,826	23,860	2,573,905
Other income (expense):
Interest expense, net	(43,748)	(25,120)	(181,868)	(125,372)
Equity in earnings of unconsolidated affiliate	19,464	17,464	77,085	72,327
Loss on early extinguishment of debt	(10,355)	(652)	(93,191)	(46,027)
Loss on convertible note inducement and equitizations	—	—	(50,777)	(169)
Transaction expense	(193)	—	(3,295)	—
Total other expense	(34,832)	(8,308)	(252,046)	(99,241)
Income (loss) before income taxes	1,221,512	934,518	(228,186)	2,474,664
Income tax benefit (expense)	(263,491)	(140,390)	74,077	(448,692)
Net income (loss) and comprehensive income (loss) including noncontrolling interests	958,021	794,128	(154,109)	2,025,972
Less: net income and comprehensive income attributable to noncontrolling interests	56,636	63,832	32,790	127,201
Net income (loss) and comprehensive income (loss) attributable to Antero Resources Corporation	$901,385	730,296	(186,899)	1,898,771

Income (loss) per share—basic	$2.87	2.44	(0.61)	6.18
Income (loss) per share—diluted	$2.65	2.31	(0.61)	5.77

Weighted average number of shares outstanding:
Basic	313,917	299,035	308,146	307,202
Diluted	340,106	316,356	308,146	329,223

11

ANTERO RESOURCES CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2020	2021	2022
Cash flows provided by (used in) operating activities:
Net income (loss) including noncontrolling interests	$(1,260,411)	(154,109)	2,025,972
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	865,291	745,829	685,227
Impairments	834,402	90,523	149,731
Commodity derivative fair value losses (gains)	(79,918)	1,936,509	1,615,836
Settled commodity derivative gains (losses)	794,684	(1,183,400)	(1,911,065)
Proceeds from (payments for) derivative monetizations	9,007	(4,569)	—
Deferred income tax expense (benefit)	(397,273)	(74,293)	447,845
Equity-based compensation expense	23,317	20,437	35,443
Equity in (earnings) loss of unconsolidated affiliate	62,660	(77,085)	(72,327)
Dividends of earnings from unconsolidated affiliate	171,022	136,609	125,138
Amortization of deferred revenue	(14,507)	(45,236)	(37,603)
Amortization of debt issuance costs, debt discount, debt premium and other	12,027	12,492	4,336
Settlement of asset retirement obligations	—	—	(1,050)
Loss (gain) on sale of assets	348	(2,232)	471
(Gain) loss on early extinguishment of debt	(175,962)	93,191	46,027
Loss on convertible note inducement and equitizations	—	50,777	169
Changes in current assets and liabilities:
Accounts receivable	(9,492)	(55,567)	43,510
Accrued revenue	(107,428)	(166,128)	(116,243)
Prepaids and other current assets	(5,507)	316	(27,530)
Accounts payable including related parties	(19,282)	(1,184)	32,374
Accrued liabilities	37,954	77,584	(5,620)
Revenue distributions payable	(5,203)	246,757	23,337
Other current liabilities	(89)	12,895	(12,636)
Net cash provided by operating activities	735,640	1,660,116	3,051,342
Cash flows provided by (used in) investing activities:
Additions to unproved properties	(45,129)	(79,138)	(149,009)
Drilling and completion costs	(826,265)	(601,175)	(780,649)
Additions to other property and equipment	(2,963)	(35,623)	(14,313)
Settlement of water earnout	125,000	—	—
Proceeds from asset sales	701	3,192	2,747
Proceeds from VPP sale, net	215,789	—	—
Change in other assets	—	2,632	(2,388)
Change in other liabilities	2,806	(672)	—
Net cash used in investing activities	(530,061)	(710,784)	(943,612)
Cash flows provided by (used in) financing activities:
Repurchases of common stock	(43,443)	—	(873,744)
Issuance of senior notes	—	1,800,000	—
Issuance of convertible notes	287,500	—	—
Repayment of senior notes	(1,219,019)	(1,554,657)	(1,027,559)
Borrowings (repayments) on bank credit facilities, net	465,000	(1,017,000)	34,800
Payment of debt issuance costs	(8,984)	(31,474)	(814)
Sale of noncontrolling interest	351,000	51,000	—
Distributions to noncontrolling interests	(35,920)	(97,424)	(173,537)
Employee tax withholding for settlement of equity compensation awards	(422)	(13,270)	(66,132)
Convertible note inducement and equitizations	—	(85,648)	(169)
Other	(1,291)	(859)	(575)
Net cash used in financing activities	(205,579)	(949,332)	(2,107,730)
Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents, beginning of period	—	—	—
Cash and cash equivalents, end of period	$—	—	—

12

	Year Ended December 31,
	2020	2021	2022
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$192,302	141,930	155,006
Increase (decrease) in accounts payable and accrued liabilities for additions to property and equipment	(94,619)	37,049	38,035

The following table sets forth unaudited selected financial data for the three months ended December 31, 2021 and 2022:

	(Unaudited)
	Three Months Ended		Amount of
	December 31,		Increase	Percent
	2021	2022	(Decrease)	Change
Revenue:
Natural gas sales	$1,210,470	1,229,594	19,124	2%
Natural gas liquids sales	644,472	515,148	(129,324)	(20)%
Oil sales	47,906	56,169	8,263	17%
Commodity derivative fair value gains	323,553	191,729	(131,824)	(41)%
Marketing	155,993	81,585	(74,408)	(48)%
Amortization of deferred revenue, VPP	11,403	9,478	(1,925)	(17)%
Other income	474	1,584	1,110	*
Total revenue	2,394,271	2,085,287	(308,984)	(13)%
Operating expenses:
Lease operating	25,238	29,109	3,871	15%
Gathering and compression	210,847	227,553	16,706	8%
Processing	190,938	218,696	27,758	15%
Transportation	222,725	196,253	(26,472)	(12)%
Production and ad valorem taxes	67,300	59,758	(7,542)	(11)%
Marketing	183,876	115,733	(68,143)	(37)%
Exploration and mine expenses	474	2,142	1,668	*
General and administrative (excluding equity-based compensation)	31,065	37,655	6,590	21%
Equity-based compensation	5,248	12,221	6,973	133%
Depletion, depreciation and amortization	177,843	169,210	(8,633)	(5)%
Impairment of property and equipment	20,905	69,982	49,077	235%
Accretion of asset retirement obligations	873	749	(124)	(14)%
Loss (gain) on sale of assets	595	(1,600)	(2,195)	*
Total operating expenses	1,137,927	1,142,461	4,534	*
Operating income	1,256,344	942,826	(313,518)	(25)%
Other earnings (expenses):
Interest expense, net	(43,748)	(25,120)	18,628	(43)%
Equity in earnings of unconsolidated affiliate	19,464	17,464	(2,000)	(10)%
Loss on early extinguishment of debt	(10,355)	(652)	9,703	(94)%
Transaction expenses	(193)	—	193	*
Total other expense	(34,832)	(8,308)	26,524	*
Income before income taxes	1,221,512	934,518	(286,994)	(23)%
Income tax expense	(263,491)	(140,390)	123,101	(47)%
Net income and comprehensive income including noncontrolling interests	958,021	794,128	(163,893)	(17)%
Less: net income and comprehensive income attributable to noncontrolling interests	56,636	63,832	7,196	13%
Net income and comprehensive income attributable to Antero Resources Corporation	$901,385	730,296	(171,089)	(19)%

Adjusted EBITDAX	$420,261	564,707	144,446	34%

* Not meaningful

13

The following table sets forth selected unaudited operating data for the three months ended December 31, 2021 and 2022:

	Unaudited
	Three Months Ended		Amount of
	December 31,		Increase	Percent
	2021	2022	(Decrease)	Change
Production data (1):
Natural gas (Bcf)	205	196	(9)	(4)%
C2 Ethane (MBbl)	4,130	5,778	1,648	40%
C3+ NGLs (MBbl)	9,872	10,170	298	3%
Oil (MBbl)	689	790	101	15%
Combined (Bcfe)	294	297	3	1%
Daily combined production (MMcfe/d)	3,191	3,224	33	1%
Average prices before effects of derivative settlements (2):
Natural gas (per Mcf)	$5.89	6.27	0.38	6%
C2 Ethane (per Bbl) (3)	$16.81	18.96	2.15	13%
C3+ NGLs (per Bbl)	$58.25	39.88	(18.37)	(32)%
Oil (per Bbl)	$69.53	71.08	1.55	2%
Weighted Average Combined (per Mcfe)	$6.48	6.07	(0.41)	(6)%
Average realized prices after effects of derivative settlements (2):
Natural gas (per Mcf)	$2.79	4.11	1.32	47%
C2 Ethane (per Bbl)	$16.81	18.96	2.15	13%
C3+ NGLs (per Bbl)	$52.41	39.68	(12.73)	(24)%
Oil (per Bbl)	$60.17	70.60	10.43	17%
Weighted Average Combined (per Mcfe)	$4.15	4.63	0.48	12%
Average costs (per Mcfe):
Lease operating	$0.09	0.10	0.01	11%
Gathering and compression	$0.72	0.77	0.05	7%
Processing	$0.65	0.74	0.09	14%
Transportation	$0.76	0.66	(0.10)	(13)%
Production and ad valorem taxes	$0.23	0.20	(0.03)	(13)%
Marketing (revenue) expense, net	$0.09	0.12	0.03	33%
Depletion, depreciation, amortization and accretion	$0.61	0.57	(0.04)	(7)%
General and administrative (excluding equity-based compensation)	$0.11	0.13	0.02	18%

(1)	Production volumes exclude volumes related to VPP transaction.
(2)	Average sales prices shown in the table reflect both the before and after effects of the Company’s settled commodity derivatives. The calculation of such after effects includes gains on settlements of commodity derivatives, which do not qualify for hedge accounting because the Company does not designate or document them as hedges for accounting purposes. Oil and NGLs production was converted at 6 Mcf per Bbl to calculate total Bcfe production and per Mcfe amounts. This ratio is an estimate of the equivalent energy content of the products and does not necessarily reflect their relative economic value.
(3)	The average realized price for the three months ended December 31, 2022 includes $10 million of proceeds related to a take-or-pay contract. Excluding the effect of these proceeds, the average realized price for ethane would have been $17.22 per Bbl.

14